Exhibit 10.4
THE TAUBMAN COMPANY LLC
2008 OMNIBUS LONG-TERM INCENTIVE PLAN

[ ] TRG UNIT AWARD AGREEMENT

This Award Agreement, is made as of] [ ] (the “Grant Date”), by and among The Taubman Company LLC, a Delaware limited liability company (the “Company”), its subsidiary, The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), and [ ] (the “Participant”). Capitalized terms that are not otherwise defined in this Award Agreement have the meaning as defined in the Plan or as defined in the Partnership Agreement, as applicable.
RECITALS

A.    The Participant is an employee of the Company and provides services to TRG.
B.    The Committee approved this Award pursuant to The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as originally effective May 29, 2008, as amended and restated effective as of May 21, 2010, and as thereafter be amended from time to time (the “Plan”), The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated December 12, 2012, as thereafter amended by the First Amendment thereto, and as supplemented by the Certificate of Designation of Series [ ] Profits Units of The Taubman Realty Group Limited Partnership (the “Certificate of Designation of Series [ ] Profits Units”) which is incorporated into the Partnership Agreement and is a “Profits Units Designation” as defined in the Partnership Agreement (collectively, the “Partnership Agreement”), to provide employees of the Company, including the Participant, in connection with their employment, with the incentive compensation described in this Award Agreement, so as to provide additional incentive for them to promote the progress and success of the business of the Company and its Affiliates, including TRG, while increasing the total return to the stockholders of Taubman Centers, Inc. This Award was approved by the Committee pursuant to authority delegated to it by the Board as set forth in the Plan and the Partnership Agreement and the Certificate of Designation of Series [ ] Profits Units to make grants of TRG Units (as defined in the Plan, and which are “Profits Units” as defined in the Partnership Agreement, and which are “Award Profits Units” as defined in the Certificate of Designation of Series [ ] Profits Units), which grants shall be Restricted TRG Units and Performance TRG Units as generally provided for under Sections 10 and 14 of the Plan. This Award Agreement is an Award Agreement as defined under the Certificate of Designation of Series [ ] Profits Units.
Accordingly, the Company, TRG and the Participant agree as follows:
1.Incorporation of Plan; Award Subject to Partnership Agreement and Certificate of Designation of Series [ ] Profits Units. This Award is made pursuant to and subject to all of the terms and conditions of the Plan, the provisions of which are incorporated in full by reference into this Award Agreement, which means that this Award Agreement is limited by and subject to the express terms of the Plan. A copy of the Plan is on file in the office of the Company. If there is any conflict between the provisions of this Award Agreement and the Plan, the Plan will control. Additionally, this Award is subject to the terms and conditions of the Partnership Agreement and the Certificate of Designation of Series [ ] Profits Units.

2.TRG Unit Award. The Participant is granted an Award consisting of:

(a)[ ] TRG Units that are subject to time-based vesting only as set forth in Section 3(a) (“Regular TRG Units”) and are subject to forfeiture as provided in Section 4(a); and

(b)[ ] that are subject to performance-based requirements as set forth in Section 3(b) below (“Performance TRG Units”) and are subject to forfeiture as provided in Section 4(b).

3.Vesting.

(a)Vesting of Regular TRG Units. In accordance with the Plan, with regard to Regular TRG Units, “Vesting Date” means the date that is the earlier of (i) [ ], or (ii) the death, Retirement or Disability of the Participant, or the lay-off of the Participant in connection with a reduction in force, or the occurrence of a Change in Control, provided that, in each case ((i) and (ii)), the Participant is in Service on such date. Subject to the forfeiture provisions in this Award Agreement, the Participant shall become vested in his Regular TRG Units on the Vesting Date as defined in this Section 3(a); provided, that the actual number of Regular TRG Units in which the Participant will ultimately vest shall be determined according to the rules specified in Exhibit B to this Award Agreement. Prior to vesting, the Regular TRG Units shall constitute “Award Profits Units” as defined under the Partnership Agreement. Upon vesting, the Regular TRG Units shall constitute “Vested Profits Units” as defined under the Partnership Agreement.

(b)Vesting of Performance TRG Units. In accordance with the Plan, with regard to Performance TRG Units “Vesting Date” means the date that is the earlier of (i) the Specified Vesting Date as set forth in Exhibit A to this Award Agreement, or (ii) the death, Retirement or Disability of the Participant, or the lay-off of the Participant in connection with a reduction in force, or the occurrence of a Change in Control, provided that, in each case ((i) and (ii)), the Participant is in Service on such date. Subject to the forfeiture provisions in this Award Agreement, the Participant shall become vested in his Performance TRG Units on the Vesting Date as defined in this Section 3(b); provided, that the actual number of Performance TRG Units in which the Participant will ultimately vest shall be determined according to the rules specified in Exhibits A and B to this Award Agreement. Prior to vesting, the Performance TRG Units shall constitute “Award Profits Units” as defined under the Partnership Agreement. Upon vesting, the Performance TRG Units shall constitute “Vested Profits Units” as defined under the Partnership Agreement.

4.Forfeiture.

(a)Forfeiture of Regular TRG Units. If the Participant’s Service terminates prior to the Vesting Date (as defined under Section 3(a)) for any reason, all of the Participant’s unvested Regular TRG Units shall, without payment of any consideration by the Company or TRG, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such Regular TRG Units.

(b)Forfeiture of Performance TRG Units. If the Participant’s Service terminates prior to the Vesting Date (as defined under Section 3(b)) for any reason, all of the Participant’s unvested Performance TRG Units shall, without payment of any consideration by the Company or TRG, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such Performance TRG Units.

(c)Forfeiture of Regular TRG Units and Performance TRG Units if No Conversion to Units of Partnership Interest Prior to the Tenth Anniversary of the Grant Date. Notwithstanding the provisions of

Sections 3(a) and 3(b), if there is no conversion of the Participant’s vested Regular TRG Units or vested Performance TRG Units to Units of Partnership Interest in TRG pursuant to the Partnership Agreement and the Certificate of Designation of Series [ ] Profits Units prior to the tenth anniversary of the Grant Date, then all of the Participant’s vested Regular TRG Units and all of the Participants vested Performance TRG Units granted hereunder shall, without payment of any consideration by the Company or TRG, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such vested Regular TRG Units and such vested Performance TRG Units.

(d)Other Forfeiture. If the number of the Participant’s vested Regular TRG Units and vested Performance TRG Units determined pursuant to Section 3 is less than the number of the Regular TRG Units and Performance TRG Units awarded to the Participant in Section 2, the difference in such TRG Units shall be forfeited and be and become null and void, and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such TRG Units.

5.Distributions. The Participant, as a holder of Regular TRG Units and Performance TRG Units (as Award Profits Units or Vested Profits Units) shall be entitled to receive the distributions to the extent provided for in the Certificate of Designation of Series [ ] Profits Units (which is the applicable “Profits Units Designation” as defined under the Partnership Agreement). All distributions paid with respect to the Participant’s Regular TRG Units and Performance TRG Units shall be fully vested and nonforfeitable when paid. This Section 5 supersedes the provisions otherwise set forth in Section 10.5.1 of the Plan.

6.Rights as Holder of TRG Units. The Regular TRG Units and Performance TRG Units subject to this Award shall be treated as a “profits interest” within the meaning of the Code, Treasury regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, as clarified by Internal Revenue Service Revenue Procedure 2001-43, and the Participant shall be treated as having received the interest on the Grant Date as contemplated under Section 4 of Revenue Procedure 2001-43. As the owner of the Regular TRG Units and Performance TRG Units for income tax purposes, the Participant shall take into account the Participant’s distributive share of income, gain, loss, deduction and credit associated with the Regular TRG Units and Performance TRG Units as determined in accordance with the Partnership Agreement and this Award Agreement.

7.Capital Account. The Participant shall make no contribution to the capital of TRG in connection with the Award and, as a result, the Participant’s capital account balance in TRG immediately after the Participant’s receipt of the Regular TRG Units and the Performance TRG Units shall be equal to zero, unless the Participant was a partner in TRG prior to such issuance, in which case the Participant’s capital account balance in TRG shall not be increased as a result of the Participant’s receipt of the Regular TRG Units and the Performance TRG Units.

8.Legend. The records of TRG evidencing the Regular TRG Units and Performance TRG Units subject to this Award Agreement shall bear an appropriate legend, as determined by TRG in its sole discretion, to the effect that such Regular TRG Units and Performance TRG Units are subject to the restrictions as set forth in this Award Agreement and in the Partnership Agreement.

9.No Public Market; Restrictions. The Participant acknowledges that: (a) there is no public market for the Regular TRG Units or Performance TRG Units, which are Profits Units in TRG, and none of TRG, the Company or any Affiliate has any obligation or intention to create such a market; (b) sales of Profits Units are subject to restrictions under the Securities Act of 1933 and applicable state securities laws; and, (c) because of the restrictions on transfer or assignment of Profit Units as may be set forth in the Partnership Agreement and in this Agreement, the Participant may have to bear the economic risk of the Participant’s ownership of the Profits Units covered by this Award for an indefinite period of time.

10.Tax Withholding. Section 18.3 of the Plan shall apply with regard to any federal (including contributions under the Federal Insurance Contributions Act), state or local tax withholding as may be applicable with respect to the grant, vesting, ownership or disposition of any of the Regular TRG Units or Performance TRG Units.

11.Code Section 83(b) Election. The Participant agrees that he or she shall make a complete and proper election under Code Section 83(b) (and any comparable election under the Participant’s state of residence, if applicable) with respect to the Regular TRG Units and Performance TRG Units subject to this Award within 30 calendar days following the Grant Date substantially in the form attached as Exhibit C to this Award Agreement and to supply the necessary information in accordance with the regulations promulgated thereunder (the “Code Section 83(b) Election”). Immediately after making the Code Section 83(b) Election, the Participant shall provide the Company with a copy of the Code Section 83(b) Election. The Participant also agrees that, as required by applicable law or regulation, he or she shall timely file the Code Section 83(b) Election with the Internal Revenue Service and with any state or local taxing authority when the Participant files his or her tax return(s) for the taxable year of the grant of this Award. The Participant acknowledges that it is the Participant’s sole responsibility and not the responsibility of the Company, TRG or any Affiliate to timely make the Code Section 83(b) Election.

12.Tax Consequences. The Participant acknowledges that: (a) none of the Company, TRG or any Affiliate has made any representations or given any advice, and makes no guarantees to, the Participant with respect to the tax consequences of acquiring, selling or converting the Regular TRG Units or the Performance TRG Units or making any tax election (including the Code Section 83(b) Election) with respect to the Regular TRG Units or the Performance TRG Units; (b) the Participant is responsible for consulting the Participant’s own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of this Award may become subject, to his situation; and (c) the Participant is solely responsible for all taxes incurred by the Participant with respect to this Award.

13.Section 409A. In the event that any payment to the Participant pursuant this Award Agreement constitutes “nonqualified deferred compensation” subject to Code Section 409A (making the Award a 409A Award as defined under the Plan), then, to the extent the Participant is a “specified employee” (as determined under the default rules under Code Section 409A) subject to the six-month delay rule under Code Section 409A, any such payments to be made during the six-month period commencing on the Participant’s termination of Service (constituting a “separation from service” as defined under Code Section 409A) shall be delayed and paid on the day next following the six-month anniversary of the date of the Participant’s termination of Service.

14.Beneficiary/Beneficiaries. The Participant may, at any time, designate a Beneficiary or Beneficiaries to whom payment under this Plan will be made in the event of the Participant’s death. Beneficiary Designation forms are available from Human Resources.

15.Acknowledgment of Participant; Condition to Effectiveness of Award.

(a)Acknowledgement. The Participant accepts and agrees to the terms of the Award as described in this Award Agreement and in the Plan, acknowledges receipt of a copy of this Award Agreement, the Plan, and any applicable summary of the Plan, the Partnership Agreement and the Certificate of Designation of Series [ ] Profits Units, and acknowledges that he or she has read all these documents carefully and understands their contents.

(b)Condition to Effectiveness of Award. It is a condition to the effectiveness of this Award that the Participant execute and deliver to the Company within ten business days from the Grant Date a fully executed copy of this Award Agreement and such other documents that the Company and/or TRG reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.

16.Nonassignability. The Participant’s rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and, during the Participant’s lifetime, only the Participant personally, or, in the event of the Participant’s legal incapacity or incompetence, the Participant’s guardian or other legal representative, may exercise the Participant’s rights under the Plan and this Award Agreement. A Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. No part of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other Person, or be transferable by operation of law in the event of the Participant’s or any other Person’s bankruptcy or insolvency.

17.No Right to Continued Employment. The adoption and maintenance of the Plan and the grant of the Award to the Participant under this Award Agreement shall not be deemed to constitute a contract of employment between the Company, TRG or any Affiliate and the Participant or to be a condition of the employment of the Participant. The Plan and the Award granted pursuant to this Award Agreement shall not confer on the Participant any right with respect to continued employment by the Company or any Affiliate, nor shall they interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Participant at any time, and for any reason, with or without Cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of the Participant is “at will.”

18.Definitions. As used in this Award Agreement, the following definitions shall apply:

(a)“Beneficiary” means:  (i) an individual, trust, estate, or family trust who or that, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan on the Participant’s death; or (ii) an individual who, as a result of designation by the Participant in a Beneficiary Designation, or as otherwise provided in the Beneficiary Designation rules set forth below, succeeds to the rights and obligations of the Participant under the Plan on such Participant’s death.

(b)“Beneficiary Designation” means a writing executed by the Participant pursuant to the following rules:

(i)
The Participant may, at any time, designate any Person or Persons as the Participant’s Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Award Agreement will be made in the event of such Participant’s death prior to payment due the Participant under this Award Agreement. Such designation may be changed at any time prior to the Participant’s death, without consent of any previously designated beneficiary. Any designation must be made in writing. A Beneficiary Designation shall be effective only if properly completed and only on receipt by the Company. Any properly completed Beneficiary Designation received by the Company prior to the Participant’s death shall automatically revoke any prior Beneficiary Designation. In the event of divorce, the person from whom such divorce has been obtained shall be deemed to have predeceased the Participant in determining who shall be entitled to receive payment pursuant to the Participant’s Beneficiary Designation, unless the Participant completes and submits after the divorce a Beneficiary Designation which designates the former spouse as the Participant’s Beneficiary for purposes of this Award Agreement.

(ii)
If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease (or are deemed to predecease) the Participant or die prior to payment of the amounts due to the Participant under this Award Agreement, then such Participant’s designated Beneficiary shall be deemed to be the Person or Persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(A)	The Participant’s surviving spouse.

(B)
The Participant’s children, except that if any of such Participant’s children predecease the Participant but leave issue surviving, then such issue shall take, by right of representation, the share their parent would have taken if living. The term “children” shall include natural or adopted children but shall not include a child (or children) whom the Participant has placed for adoption or foster care.

(C)	The Participant’s estate.

(c)“Employment Agreement” means, as of a particular date, any employment or similar service agreement then in effect between the Participant and the Company or an Affiliate, as amended through such date.

(d)“Person” means an individual, partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi‑governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

(e)“Retirement” means termination of Service on or after age [ ].

In witness whereof, the undersigned have caused this Award Agreement to be executed as of [ ].

THE TAUBMAN COMPANY LLC, a Delaware limited liability company

By:______________________________________________
Printed Name:_____________________________________
Title:_____________________________________________

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited liability partnership

By:______________________________________________
Printed Name:_____________________________________
Title:_____________________________________________

PARTICIPANT

_________________________________________________
Printed Name:    _____________________________________

EXHIBIT A TO
TRG UNIT AWARD AGREEMENT

This Exhibit A applies to and is a part of the Award Agreement dated [ ] and made to [ ] (the “Participant”), and pursuant to which [ ] Performance TRG Units were awarded to the Participant. This Exhibit A provides the rules for the determination of actual number of Performance TRG Units that will be used for purposes the determinations under Section 3(b) of the Award Agreement and Exhibit B to the Award Agreement.
1.As to [ ] of the Performance TRG Units awarded to the Participant in Section 2(b) of the Award Agreement:

(a)The “Performance Period” is defined as the time period between the Grant Date as specified in the Award Agreement and the Vesting Date which is, except as otherwise provided in paragraphs 1(d) and 1(e) below, [ ] (the “Specified Vesting Date”). Vesting of the Participant’s Performance TRG Units shall always occur on the Vesting Date, regardless of when the Committee completes its determination.

(b)the “Peer Group” used in the determinations of Total Shareholder Return required by paragraph 1(c) below shall be the individual companies that comprise the FTSE NAREIT All REIT Index (Property Sector: Retail) (“the Index”) as constituted on the Grant Date that is specified in the Award Agreement. No additions or deletions will be made to the Peer Group during the Performance Period, i.e., companies that are eliminated from the Index by the governing body of the Index during the Performance Period will remain as members of the Peer Group, and companies that are added to the Index by the governing body of the Index during the Performance Period will not become members of the Peer Group. For purposes of calculating Total Shareholder Return as required by paragraph 1(c) below, the ending stock price for a company removed from the Index will be its (i) last available closing price prior to its removal or (ii) other relevant value that can be ascribed to the stock as a result of an event of merger, acquisition, bankruptcy, privatization, stock split, or other corporate transaction. The Compensation Committee to the extent it deems necessary and/or appropriate, in its sole discretion, shall determine the treatment of companies removed from the Index and/or manage any extenuating circumstances that may develop during the Performance Period in relation to the composition of the Peer Group and/or the required computations of Total Shareholder Return.

(c)Subject to the special rules for certain Vesting Date triggers in paragraphs 1(d) and 1(e) below, the actual number of Performance TRG Units for the Participant that will be used in the determination under Exhibit B shall be determined as follows:

Step One: The Company’s Total Shareholder Return versus each member of the Peer Group’s Total Shareholder Return shall be determined, with each Total Shareholder Return calculated for the period beginning on the Grant Date and ending on the Vesting Date (or, if no return data are available for the Vesting Date, the return data for the first date prior to the Vesting Date for which such data exist). The definition of Total Shareholder Return is contained in paragraph 1(f) below. For purpose of this computation, the Company’s Total Shareholder Return will be that of TCO.

Step Two: The Company’s relative Total Shareholder Return performance versus that of each member of the Peer Group computed in Step One shall be determined in a percentile ranking.

Step Three: An adjustment factor (the “Adjustment Factor”) shall be applied to the Participant’s Performance TRG Unit award based on the Company’s relative performance determined under Step Two and the following table:

Company Performance vs. Peer Group	Resulting Adjustment Factor
100th percentile (Company is the highest performer)	[ ]
75th percentile	[ ]
50th percentile (the “Target”)	[ ]
25th percentile	[ ]
less than the 25th percentile	[ ]

With respect to levels of Company performance that fall between the percentiles specified above, the resulting Adjustment Factor will be interpolated on a linear basis.

Step Four: The product that results when the Adjustment Factor is applied to the Participant’s Performance TRG Units in the Award will then be used in the determination under Section 3(b) of the Award Agreement and Exhibit B to the Award Agreement of the actual number of Performance TRG Units in which the Participant shall vest.

(d)If a Change in Control occurs prior to the Specified Vesting Date, the same determination as set forth in paragraph 1(c) above shall be used, but the determination shall be made as of the date of the Change in Control, which date shall be the Vesting Date for purposes of the Award of Performance TRG Units to the Participant under the Award Agreement.

(e)If the Participant’s Vesting Date is his death, Disability or Retirement, or his lay-off in connection with a reduction in force, the same determination as set forth in paragraph 1(c) above shall be used, but the determination shall be made as of the date of the Participant’s death, Disability or Retirement (as applicable), which date shall be the Vesting Date for purposes of the Award of Performance TRG Units to the Participant under the Award Agreement. Notwithstanding the preceding sentence, if the date of death, Disability, Retirement or lay-off in connection with a reduction in force occurs less than one year from the Grant Date, the Adjustment Factor to be used in the calculation under paragraph 1(c) above will be that of 50th Percentile performance (i.e., the Adjustment Factor will be [ ]).

(f)The Company’s “Total Shareholder Return” (also referred to as “TSR”) for any period shall be determined using the same methodology as used for determining each member of the Peer Group’s Total Shareholder Return. Total Shareholder Return is defined as the sum of: (i) a company’s average stock price at the end of the Performance Period (determined using the company’s closing stock price on each trading day within the 30 calendar days preceding the end of the Performance Period, and which 30 calendar day period shall include the day on which the Performance Period ends) minus the company’s average stock price at the beginning of the Performance Period (determined using the company’s closing stock price on each trading day within the 30 calendar days preceding the beginning of the Performance Period, and which 30 calendar day period shall include the Grant Date), and (ii) the value of the cumulative amount of dividends paid during the Performance Period, assuming same day reinvestment into stock, divided by its stock price at the beginning of the Performance Period. An example of this calculation is as follows:

Example: TSR = (Priceend − Pricebegin + Dividends) ÷ Pricebegin

2.     As to [ ] of the Performance TRG Units awarded to the Participant in Section 2(b) of the Award Agreement:

(a)The “Performance Period” is defined as the time period between the Grant Date as specified in the Award Agreement and the Vesting Date which is, except as otherwise provided in paragraphs 2(d) and 2(e) below, [ ] (the “Specified Vesting Date”). Vesting of the Participant’s Performance TRG Units shall always occur on the Vesting Date, regardless of when the Committee completes its determination.

(b)“NOI” is a dollar value and shall be as defined and determined from time to time by TCO for purposes of its determination and reporting of Comparable Center NOI in TCO’s filings with the United States Securities and Exchange Commission, and, generally speaking, shall be property-level operating revenues (including rental income, but excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses; provided, that (i) general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions shall be excluded from the NOI determination, and (ii) in determining NOI, lease cancellation income will be excluded as an alternative measure (because this income may vary significantly from period to period, which can affect comparability and trend analysis). For purposes of the NOI determination, the “comparable centers” are generally defined as centers in which TRG has a direct or indirect ownership interest and that were open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

(c)“Comparable Center NOI” is a percentage value relating to the change of NOI over a period of time and shall be as determined from time to time by TCO for purposes of its reporting of same in TCO’s filings with the United States Securities and Exchange Commission.

(d)Subject to the special rules for certain Vesting Date triggers in paragraphs 2(d) and 2(e) below, the actual number of Performance TRG Units for the Participant that will be used in the determination under Exhibit B shall be determined as follows:

Step One: Comparable Center NOI shall be determined on a calendar year basis for each calendar year in the Performance Period, but excluding the calendar year in which the actual Vesting Date occurs, for example, for the Performance Period beginning on the Grant Date and ending on the Specified Vesting Date, the [ ], [ ] and [ ] calendar years shall be used. For purposes of such determination, Comparable Center NOI as reported by TCO in its filings with the United States Securities and Exchange Commission shall be used.

Step Two: The calendar year Comparable Center NOI values from Step One above shall be averaged and result shall be the “Average NOI.”

Step Three: An adjustment factor (the “Adjustment Factor”) shall be applied to the Participant’s Performance TRG Unit award based on the Average NOI as determined under Step Two above and the following table:

Average NOI	Resulting Adjustment Factor
4% or more	[ ]
3.5%	[ ]
3% (the “Target”)	[ ]
2%	[ ]
less than 2%	[ ]

With respect to levels of Average NOI that fall between the percentages specified above, the resulting Adjustment Factor will be interpolated on a linear basis.

Additionally, if the Company’s Total Shareholder Return, determined according to the methodology in paragraph 1(f) above of this Exhibit A, but modified to be determined for the same period that is used to determine the Average NOI, is less than or equal to zero percent, then the Adjustment Factor as determined above in this Step Three shall be capped at the Target Adjustment Factor (i.e., [ ]), even if the Average NOI exceeds 3%.

Step Four: The product that results when the Adjustment Factor is applied to the Participant’s Performance TRG Units in the Award will then be used in the determination under Section 3(c) of the Award Agreement and Exhibit B to the Award Agreement of the actual number of Performance TRG Units in which the Participant shall vest.

An example of the determination under this paragraph (c) is:

1,000 Performance TRG Units subject to the Average NOI performance measure are granted. The Grant Date is [ ]. The Vesting Date is [ ]. The Comparable Center NOIs are 3.0% for [ ], 3.1% for [ ], and 3.2% for [ ]. The Total Shareholder Return for period [ ] through [ ] is 8%.

The Average NOI = (3.0% + 3.1% + 3.2%) ÷ 3 = 3.10%.

The Adjustment Factor (using linear interpolation, because the Average NOI falls between the 3% and 3.5% Average NOI levels in the chart in Step Three above) = [ ].

The adjusted number of Performance TRG Units for purposes of Exhibit B = 1,000 × [ ] = [ ].

Note: For simplicity in illustration, the example uses results rounded to two or three places to the right of the decimal point.

Because the Total Shareholder Return for the applicable period exceeds zero percent, the Adjustment Factor is not capped at the Target Adjustment Factor.

(e)    If a Change in Control occurs prior to the Specified Vesting Date, the same determination as set forth in paragraph 2(c) above shall be used, but the determination shall be made as of the date of the Change in Control, which date shall be the Vesting Date for purposes of the Award of Performance TRG Units to the Participant under the Award Agreement.

(f)    If the Participant’s Vesting Date is his death, Disability or Retirement, or his lay-off in connection with a reduction in force, the same determination as set forth in paragraph 2(c) above shall be used, but the determination shall be made as of the date of the Participant’s death, Disability or Retirement (as applicable), which date shall be the Vesting Date for purposes of the Award of Performance TRG Units to the Participant under the Award Agreement. Notwithstanding the preceding sentence, if the date of death, Disability, Retirement or lay-off in connection with a reduction in force occurs less than one year from the Grant Date, the Adjustment Factor to be used in the calculation under paragraph 2(c) above will be that of Average NOI of 3% (i.e., the Adjustment Factor will be [ ]).

EXHIBIT B TO
TRG UNIT AWARD AGREEMENT
VESTING ADJUSTMENT PURSUANT TO SECTIONS 3(a) AND 3(b)
OF THE AWARD AGREEMENT

The Participant’s vested Regular TRG Units and vested Performance TRG Units as determined under Sections 3(a) and 3(b) of the Award Agreement shall be adjusted according to the rules in this Exhibit B, with the result being the actual number of the Participant’s vested Regular TRG Units and vested Performance TRG Units.
1.    The Participant’s vested Regular TRG Units as determined under Section 3(a) of the Award Agreement shall be adjusted as follows:
Step One: The [ ] Regular TRG Units set forth in Section 2(a) of the Award Agreement (“Value 1”) shall be deemed to consist of the sum of:

•	“Base Regular TRG Units” = [ ];

plus,

•	“Distribution Equivalent Regular TRG Units” = [ ].

Step Two: The number of “Adjusted Distribution Equivalent Regular TRG Units” shall be the result of the following formula:
((A × B) - C) ÷ D
where,
A = the number of the Participant’s Base Regular TRG Units,
B = the sum of the actual per unit TRG regular distributions (not including Special Distributions, as defined in the Certificate of Designation of Series [ ] Profits Units) made during the period from the Grant Date to the Vesting Date (the “vesting period”),
C = the actual distributions on the Regular TRG Units set forth in Section 2(a) that were paid in cash to the Participant during the vesting period as provided in Section 2.3 of the Certificate of Designation of Series [ ] Profits Units, and
D = $[ ] (which amount is the Target Balance as defined in the Certificate of Designation of Series [ ] Profits Units).
Step Three: The sum of the Base Regular TRG Units and the Adjusted Distribution Equivalent Regular TRG Units (“Value 2”) shall be calculated.
Step Four: If Value 2 equals Value 1, then Value 1, rounded up to the next whole number, shall be the number of the Participant’s vested Regular TRG Units. If Value 2 is less than Value 1, then Value 2, rounded up to the next whole number, shall be the number of the Participant’s vested Regular TRG Units. If Value 2 exceeds Value 1, then the number of the Participant’s vested Regular TRG Units shall be the sum, rounded up to the next whole number, of Value 1 and the lesser of (a) the difference between Value 2 and Value 1 or (b) Value 3 as determined according to paragraph 3 below of this

Exhibit B.
2.    The Participant’s vested Performance TRG Units as determined under Section 3(b) of the Award Agreement shall be adjusted as follows:
(a)    As to [ ] of the Performance TRG Units awarded to the Participant in Section 2(b) of the Award Agreement (the “TSR Performance TRG Units”):
Step One: The TSR Performance TRG Units (“Value 1T”) shall be deemed to consist of the sum of:

•	“Base TSR Performance TRG Units” = [ ];

plus,

•	“Distribution Equivalent TSR Performance TRG Units” = [ ].

Step Two: The number of “Adjusted Base TSR Performance TRG Units” shall be calculated as the product of the Adjustment Factor as determined under paragraph 1 of Exhibit A to this Award Agreement multiplied by the Base TSR Performance TRG Units
Step Three: The number of “Adjusted Distribution Equivalent TSR Performance TRG Units” shall be the result of the following formula:
((A × B) - C) ÷ D
where,
A = the number of the Participant’s Adjusted Base TSR Performance TRG Units,
B = the sum of the actual per unit TRG regular distributions (not including Special Distributions, as defined in the Certificate of Designation of Series [ ] Profits Units) made during the period from the Grant Date to the Vesting Date (the “vesting period”)
C = the actual distributions on the TSR Performance TRG Units set forth in Section 2(b) that were paid in cash to the Participant during the vesting period as provided in Section 2.3 of the Certificate of Designation of Series [ ] Profits Units, and
D = $[ ] (which amount is the Target Balance as defined in the Certificate of Designation of Series [ ] Profits Units).
Step Four: The sum of the Adjusted Base TSR Performance TRG Units and the Adjusted Distribution Equivalent TSR Performance TRG Units (“Value 2T”) shall be calculated.
Step Five: If Value 2T equals or exceeds Value 1T, then Value 1T, rounded up to the next whole number, shall be the number of the Participant’s vested TSR Performance TRG Units. If Value 2T is less than Value 1T, then Value 2T, rounded up to the next whole number, shall be the number of the Participant’s vested TSR Performance TRG Units.
(b)    As to [ ] of the Performance TRG Units awarded to the Participant in Section 2(b) of the Award Agreement (the “NOI Performance TRG Units”):
Step One: The NOI Performance TRG Units (“Value 1N”) shall be deemed to consist of the sum of:

•	“Base NOI Performance TRG Units” = [ ];

plus,

•	“Distribution Equivalent NOI Performance TRG Units” = [ ].

Step Two: The number of “Adjusted Base NOI Performance TRG Units” shall be calculated as the product of the Adjustment Factor as determined under paragraph 2 of Exhibit A to this Award Agreement multiplied by the Base NOI Performance TRG Units
Step Three: The number of “Adjusted Distribution Equivalent NOI Performance TRG Units” shall be the result of the following formula:
((A × B) - C) ÷ D
where,
A = the number of the Participant’s Adjusted Base NOI Performance TRG Units,
B = the sum of the actual per unit TRG regular distributions (not including Special Distributions, as defined in the Certificate of Designation of Series [ ] Profits Units) made during the period from the Grant Date to the Vesting Date (the “vesting period”)
C = the actual distributions on the NOI Performance TRG Units set forth in Section 2(c) that were paid in cash to the Participant during the vesting period as provided in Section 2.3 of the Certificate of Designation of Series [ ] Profits Units, and
D = $[ ] (which amount is the Target Balance as defined in the Certificate of Designation of Series [ ] Profits Units).
Step Four: The sum of the Adjusted Base NOI Performance TRG Units and the Adjusted Distribution Equivalent NOI Performance TRG Units (“Value 2N”) shall be calculated.
Step Five: If Value 2N equals or exceeds Value 1N, then Value 1N, rounded up to the next whole number, shall be the number of the Participant’s vested NOI Performance TRG Units. If Value 2N is less than Value 1N, then Value 2N, rounded up to the next whole number, shall be the number of the Participant’s vested NOI Performance TRG Units.
3.    Value 3 shall be the result of the following formula; provided, however, that Value 3 shall not be less than zero:
(Value 1T + Value 1N) - (Value 2T + Value 2N)

EXHIBIT C TO
TRG UNIT AWARD AGREEMENT

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER
OF PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED

The undersigned elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the ____ taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1. The undersigned’s name, address and taxpayer identification (social security) number are:
Name:_____________________________________________________________
Address:___________________________________________________________
Social Security Number:_______________________________________________
2. The property with respect to this election is made consists of ____________ Profits Units (the “Award”) of The Taubman Realty Group Limited Partnership, a Delaware Limited Partnership (“TRG”), representing an interest in future profits, losses and distributions of TRG.
3. The date on which the property specified above was transferred to the undersigned was ______________, and the taxable year to which this election relates is ____________/
4. The Profits Units specified above is subject to the following restrictions:

(a)	the undersigned’s forfeiture of the Profits Units prior to the undersigned vesting in the Profits Units; and

(b)
other restrictions, including restrictions as to assignment or transfer, set forth in the award agreement pursuant to which the Profits Units were granted to the undersigned and as otherwise provided in The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated December 12, 2012, as thereafter amended from time to time.

5. The fair market value of the property specified above at the time of transfer (determined without regard to any restrictions other than those by which their terms will never lapse) is $0.
6. The amount paid for the property specified above by the undersigned was $0.
7. A copy of this election has been furnished to TRG and to The Taubman Company LLC, and the original will be filed with the income tax return of the undersigned to which this election relates.
Dated:____________________________        Signed:_____________________________________

Printed Name:    _____________________________________